Colfax Reports Fourth Quarter 2017 Results

•	Reported loss from continuing operations of $1.53 per diluted share and adjusted earnings per share of $0.45

•	Fabrication Technology achieved 7% organic sales growth; Air & Gas Handling reported 2% decline in orders

•	Completed divestiture of Fluid Handling business with $308 million pre-tax gain

•	Closed two acquisitions in the quarter

ANNAPOLIS JUNCTION, MD - February 6, 2018 - Colfax Corporation (NYSE: CFX), a leading diversified industrial technology company, today announced its financial results for the fourth quarter of 2017.

The Company reported fourth quarter 2017 net income of $13 million or $0.10 per diluted share. Income from discontinued operations of $202 million or $1.63 per diluted share includes a $308 million pre-tax gain resulting from the December 2017 sale of its Fluid Handling business to CIRCOR International, Inc. for $555 million of cash consideration, 3.3 million shares of CIRCOR common shares, and assumption of $168 million of net retirement liabilities. Net loss from continuing operations of $184 million or $1.53 per diluted share includes a $3 million estimated benefit relating to the recently-enacted U.S. tax legislation, and on a pre-tax basis, $153 million goodwill and intangible impairment charges in the Air & Gas Handling segment, a $47 million pension settlement charge, and $45 million of restructuring charges that included $27 million of asset impairments. Adjusted net income in the fourth quarter was $56 million, or $0.45 per share compared to $64 million or $0.52 per share for the same prior year period. These amounts reflect the previously-announced changes to Colfax’s definition of Adjusted net income to exclude intangibles amortization and other noncash acquisition-related charges.

Fourth quarter 2017 net sales of $874 million grew 7.6% versus the comparable period of 2016, including the impact of acquisitions and foreign currency translation effects (FX). Excluding acquisitions and FX, Fabrication Technology segment sales grew 6.9%, and Air & Gas Handling sales decreased 14.9%. Fourth quarter 2017 Air & Gas Handling orders increased 12.1% to $369 million compared to orders of $329 million for the fourth quarter of 2016. Excluding acquisitions and FX, orders decreased 2.3%. Air & Gas Handling finished the period with backlog of $893 million.

“Fabrication Technology sales growth accelerated again in the fourth quarter as we achieved growth in all regions,” said Matthew Trerotola, President and Chief Executive Officer. “The business benefited from improving market conditions in North America, as well as new products, higher customer service levels, and deeper application of CBS to improve operational execution. In our Air & Gas Handling business, orders reflect continued growth in General Industrial applications and project wins in Oil & Gas, but these benefits were more than offset by declines in the Power market. Recently-announced restructuring initiatives support the business’ strategic pivot to faster-growing regions and applications.”

During the fourth quarter, the Company completed its previously-announced acquisition of Siemens Turbomachinery Equipment (STE) into its Air & Gas Handling segment for cash consideration of $215 million. It also acquired EWAC Alloys Limited (EWAC), the India market leader in hard facing applications, for $75 million. As part of the Fabrication Technology segment, EWAC provides repair & maintenance products and services that maximize customers’ operating uptime, extend life cycles and reduce operating costs.

“Colfax is well-positioned for another year of earnings growth, and we expect $2.00 to $2.15 of adjusted earnings per share in 2018,” said Mr. Trerotola. “We expect overall organic growth supported by our faster-growing Fabrication Technology business and improving Air & Gas Handling market conditions later in the year. Restructuring actions should deliver at least $25 million of savings in 2018. Recently-completed acquisitions further strengthen our businesses and will contribute additional profit. The sale of the Fluid Handling business and strong cash flow generation in the fourth quarter increased our financial capacity, and we already closed another complementary acquisition in January. We will continue to strengthen our operating capabilities in 2018 and execute our strategic growth program.”

Conference Call and Webcast

Colfax will host a conference call to provide details about its results today at 9:00 a.m. Eastern. The call will be open to the public through 877-303-7908 (U.S. callers) or +1-678-373-0875 (international callers) and referencing the conference ID number 6555209 or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified industrial technology company that provides air & gas handling and fabrication technology products and services to customers around the world principally under the Howden and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (CBS), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, projected adjusted net income per share, adjusted operating income, organic sales growth, and organic order decline. Adjusted operating income excludes Restructuring and other related items, Goodwill and intangible asset impairment charge and Pension settlement loss. Adjusted net income, adjusted net income per share and projected adjusted net income per share exclude Restructuring and other related charges, Goodwill and intangible asset impairment charge, Pension settlement loss, acquisition-related intangibles amortization, and other non-cash acquisition related charges. Adjusted net income, adjusted net income per share, and adjusted operating income for the fourth quarter and full year ended December 31, 2016 also exclude the loss recorded on our deconsolidation of our Venezuelan operations. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 20.1% and 25.7% for the fourth quarter and full year ended December 31, 2017, respectively. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 24.3% and 26.3% for the fourth quarter and full year ended December 31, 2016. Organic sales growth and organic order decline exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2016 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended September 29, 2017 under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Kevin Johnson, Vice President
Colfax Corporation
+1-302-483-7761
Kevin.Johnson@colfaxcorp.com

Colfax Corporation
Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Net sales	$874,083	$812,408	$3,300,184	$3,185,753
Cost of sales	606,400	562,418	2,270,709	2,193,371
Gross profit	267,683	249,990	1,029,475	992,382
Selling, general and administrative expense	198,790	169,932	732,340	696,800
Restructuring and other related charges	45,220	20,498	68,351	58,496
Goodwill and intangible asset impairment charge	152,700	134	152,700	238
Pension settlement loss	46,933	48	46,933	48
Operating (loss) income	(175,960)	59,378	29,151	236,800
Interest expense	12,031	5,288	41,137	30,276
(Loss) income from continuing operations before income taxes	(187,991)	54,090	(11,986)	206,524
Provision for income taxes	(3,574)	10,920	42,554	51,772
Net (loss) income from continuing operations	(184,417)	43,170	(54,540)	154,752
Income (loss) from discontinued operations, net of taxes	202,257	(351)	224,047	(9,561)
Net income	17,840	42,819	169,507	145,191
Less: income attributable to noncontrolling interest, net of taxes	4,550	5,047	18,417	17,080
Net income attributable to Colfax Corporation	13,290	37,772	151,090	128,111
Net (loss) income per share - basic
Continuing operations	$(1.53)	$0.31	$(0.59)	$1.12
Discontinued operations	$1.64	$—	$1.82	$(0.08)
Consolidated operations	$0.11	$0.31	$1.23	$1.04
Net (loss) income per share - diluted
Continuing operations	$(1.53)	$0.31	$(0.59)	$1.12
Discontinued operations	$1.63	$—	$1.81	$(0.08)
Consolidated operations	$0.10	$0.31	$1.22	$1.04

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Amounts in thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Adjusted Net Income and Adjusted Net Income Per Share
Net (loss) income from continuing operations attributable to Colfax Corporation (1)	$(188,967)	$38,123	$(72,957)	$137,672
Restructuring and other related charges- pretax	45,220	20,498	68,351	58,496
Goodwill and intangible asset impairment charge-pretax	152,700	134	152,700	238
Pension settlement loss-pretax	46,933	48	46,933	48
Loss on deconsolidation of Venezuelan operations- pretax	—	—	—	495
Acquisition-related amortization- pretax	18,728	16,503	60,091	58,859
Tax adjustment (2)	(18,779)	(11,205)	(38,789)	(33,601)
Adjusted net income from continuing operations	$55,835	$64,101	$216,329	$222,207
Adjusted net income margin from continuing operations	6.4%	7.9%	6.6%	7.0%
Weighted-average shares outstanding - diluted	124,137	123,102	123,996	123,199

Adjusted net income per share continuing operations	$0.45	$0.52	$1.74	$1.80

Net (loss) income per share- diluted from continuing operations (GAAP)	$(1.53)	$0.31	$(0.59)	$1.12

__________
(1) Net (loss) income from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net (loss) income from continuing operations less the income attributable to noncontrolling interest, net of taxes.
(2) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 20.1% and 25.7% for the fourth quarter and year ended December 31, 2017.

	2018 Earnings Per Share Range
	Low	High
2018 Guidance
Projected net income per share continuing operations (GAAP)- diluted	$1.36	$1.51
Restructuring and other related charges- pretax	0.28	0.28
Acquisition-related amortization and other non-cash charges- pretax(1)	0.56	0.56
Tax adjustment	(0.20)	(0.20)
Projected adjusted net income per share	$2.00	$2.15
__________
(1) Includes amortization of acquired intangibles and fair value charges on acquired inventory.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Continuing Operations
Operating (loss) income	$(175,960)	$59,378	$29,151	$236,800
Operating (loss) income margin	(20.1)%	7.3%	0.9%	7.4%
Restructuring and other related charges	45,220	20,498	68,351	58,496
Goodwill and intangible asset impairment charge	152,700	134	152,700	238
Pension settlement loss	46,933	48	46,933	48
Loss on deconsolidation of Venezuelan operations- pretax	—	—	—	495
Adjusted operating income	$68,893	$80,058	$297,135	$296,077
Adjusted operating income margin	7.9%	9.9%	9.0%	9.3%

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

			Air and Gas Handling
	Net Sales		Orders
	$	%	$	%

For the three months ended December 31, 2016	$812.4		$328.8
Components of Change:
Existing businesses(1)	(25.3)	(3.1)%	(7.7)	(2.3)%
Acquisitions(2)	54.5	6.7%	34.6	10.5%
Foreign currency translation	32.5	4.0%	12.8	3.9%
	61.7	7.6%	39.7	12.1%
For the three months ended December 31, 2017	$874.1		$368.5

			Air and Gas Handling
	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the year ended December 31, 2016	$3,185.8		$1,305.0		$796.1
Components of Change:
Existing businesses(1)	(15.7)	(0.5)%	(44.1)	(3.4)%	(57.0)	(7.2)%
Acquisitions(2)	85.2	2.7%	34.7	2.7%	105.3	13.2%
Foreign currency translation	44.9	1.4%	10.9	0.8%	49.0	6.2%
	114.4	3.6%	1.5	0.1%	97.3	12.2%
As of and for the year ended December 31, 2017	$3,300.2		$1,306.5		$893.4
__________
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales, orders and order backlog as a result of the acquisition completed in our Air and Gas Handling segment, and incremental sales for acquisitions completed in our Fabrication Technology segment.

Colfax Corporation
Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$262,019	$208,814
Short term investments	149,608	—
Trade receivables, less allowance for doubtful accounts of $31,488 and $29,005	970,199	838,796
Inventories, net	429,627	364,972
Other current assets	258,379	175,721
Current portion of assets held for sale	—	150,275
Total current assets	2,069,832	1,738,578
Property, plant and equipment, net	552,802	505,431
Goodwill	2,538,544	2,350,996
Intangible assets, net	1,017,203	916,347
Other assets	543,267	520,031
Assets held for sale, less current portion	—	307,057
Total assets	$6,721,648	$6,338,440

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$5,766	$5,406
Accounts payable	587,129	513,363
Customer advances and billings in excess of costs incurred	145,853	142,377
Accrued liabilities	358,632	311,326
Current portion of liabilities held for sale	—	87,183
Total current liabilities	1,097,380	1,059,655
Long-term debt, less current portion	1,055,305	1,286,738
Other liabilities	841,699	732,729
Liabilities held for sale, less current portion	—	165,974
Total liabilities	2,994,384	3,245,096
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 123,245,827 and 122,780,261 issued and outstanding	123	123
Additional paid-in capital	3,228,174	3,199,682
Retained earnings	846,490	685,411
Accumulated other comprehensive loss	(574,372)	(988,345)
Total Colfax Corporation equity	3,500,415	2,896,871
Noncontrolling interest	226,849	196,473
Total equity	3,727,264	3,093,344
Total liabilities and equity	$6,721,648	$6,338,440

Colfax Corporation
Consolidated Statements of Cashflows
Dollars in thousands
(Unaudited)

	Year Ended December 31,
	2017	2016

Cash flows from operating activities:
Net income	$169,507	$145,191
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of goodwill, intangibles and property, plant and equipment	181,200	6,082
Depreciation and amortization	134,754	137,176
Stock-based compensation expense	21,549	19,020
Non-cash interest expense	4,519	4,176
Deferred income tax expense (benefit)	12,066	(1,682)
Gain on sale of facility	(11,243)	—
Gain on sale of business	(308,388)	—
Pension settlement loss	46,933	—
Changes in operating assets and liabilities:
Trade receivables, net	(44,345)	(50,958)
Inventories, net	(34,023)	19,665
Accounts payable	10,266	37,083
Customer advances and billings in excess of costs incurred	(24,388)	(37,210)
Changes in other operating assets and liabilities	60,363	(31,569)
Net cash provided by operating activities	218,770	246,974
Cash flows from investing activities:
Purchases of fixed assets, net	(68,765)	(63,251)
Acquisitions, net of cash received	(346,764)	(25,992)
Proceeds from sale of business, net	490,308	—
Other, net	15,097	7,249
Net cash provided by (used in) investing activities	89,876	(81,994)
Cash flows from financing activities:
Payments under term credit facility	(65,628)	(37,500)
Proceeds from borrowings on revolving credit facilities and other	1,046,457	896,742
Repayments of borrowings on revolving credit facilities and other	(1,632,658)	(978,024)
Proceeds from borrowings on senior unsecured notes	374,450	—
Proceeds from issuance of common stock, net	6,944	2,206
Repurchases of common stock	—	(20,812)
Other	(10,012)	(7,830)
Net cash used in financing activities	(280,447)	(145,218)
Effect of foreign exchange rates on Cash and cash equivalents	12,090	4,499
Increase in Cash and cash equivalents	40,289	24,261
Cash and cash equivalents, beginning of period	221,730	197,469
Cash and cash equivalents, end of period	$262,019	$221,730

Supplemental Disclosure of Cash Flow Information:
Non-cash consideration received from sale of business	$206,415	$—